UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/03/2006

CROWN MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30700

Delaware	84-1524410
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12700 Ventura Boulevard,
Suite 200,
Studio City, California 91604
(Address of principal executive offices, including zip code)

(818) 755-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Employment Agreement

On October 3, 2006, Crown Media Holdings, Inc. (the "Company") and Henry Schleiff entered into an employment agreement (the "Employment Agreement") under which Mr. Schleiff has agreed to serve as the Company's President and Chief Executive Officer. The term of the Employment Agreement is four years, commencing October 3, 2006. The Employment Agreement provides for an annual base salary of $1,000,000 with a minimum increase of at least 4% per year on the anniversary date of employment. Additionally, Mr. Schleiff will be eligible to receive an annual performance bonus. The target annual performance bonus will be 100% of the then-current base salary with a potential payout range of 0% to 200% and a minimum guarantee of 50% for each calendar year of the term. This performance bonus will be based on achievement of criteria determined by the Company's Compensation Committee in consultation with Mr. Schleiff and will include such factors as improved EBITDA, demographics, operating cash, renewal progress of contracts with distributors, ad revenue and appropriate discretionary considerations.

In the event of a change in control of the Company during the first year of employment, Mr. Schleiff will receive a transaction bonus of $6,000,000; provided that he stays with the Company or a successor company for 6 months. The transaction bonus will be increased by $1,000,000 for each succeeding year Mr. Schleiff remains employed with the Company prior to a change in control through the fourth year of the term, up to a maximum of $9,000,000. The transaction bonus is payable six months after the date of the change in control. Mr. Schleiff is also entitled to the transaction bonus if (i) a change in control occurs within 90 days of termination of his employment by the Company without cause, resignation for "good reason" (which includes a material breach of contract by the Company, a reduction of authority or a change in the location of employment), death or disability or (ii) a change in control contract is executed prior to such termination and the change in control occurs within 180 days of termination of employment. "Change in control" means (i) a sale of shares, or a merger or other business combination of the Company so that immediately thereafter, Hallmark Cards, Incorporated and its subsidiaries no longer own directly or indirectly 50% or more of the Company's stock or (ii) a sale of all or substantially all of the assets of the Company to persons other than Hallmark Cards, Incorporated and its subsidiaries.

The Employment Agreement provides that, if Mr. Schleiff's employment is terminated by the Company without cause, by Mr. Schleiff for good reason or by Mr. Schleiff six months after a change in control, the Company then must pay: His base salary for the balance of the term, paid in a lump sum discounted to the present value; the pro rata portion of the bonus for the calendar year in which the termination occurs; a lump sum payment, discounted to present value, of 50% of the target bonuses for the balance of the Employment Agreement; and, if a change in control has occurred, the transaction bonus to the extent described above. There is no offset for other employment. If Mr. Schleiff's employment is terminated because of disability, he will be paid the base salary for six months and, to the extent described above, the transaction bonus.

Under the Employment Agreement, Mr. Schleiff cannot compete with the Company during the term of his employment and, if Mr. Schleiff is terminated for cause or resigns other than for "good reason," for a period of time ending on the earlier of 12 months from the termination of employment or the fourth anniversary of the Employment Agreement.

Restricted Stock Units Agreement

Under 2006 Restricted Stock Units Agreement dated October 3, 2006, the Company granted 200,000 restricted stock units to Mr. Schleiff. The Employment RSUs constitute 50% of the grant and the Performance RSUs 50%. Each RSU corresponds to a right to receive (at the Company's discretion) one share of Class A common stock or cash in an amount equivalent to the value of one share of Class A common stock at the time of vesting. The Employment RSUs will vest and be settled on the fourth anniversary of the grant date, provided Mr. Schleiff is employed by the Company on that date, or upon death or disability. Performance RSUs become eligible to vest ("Achieved Performance RSUs"), in the range of 150% (which results in an award of additional Performance RSUs) to 0% of the Performance RSUs, depending upon the successful renewal of specific distributor agreements within certain time periods. Once the final renewal which determines the amount of the Achieved Performance RSUs has occurred, 65% of the Achieved Performance RSUs will vest and be settled. In a second vesting, 65% to 135% (the "Modifier") of the Achieved Performance RSUs (less the Achieved Performance RSUs previously vested) will vest and be settled on December 31, 2008, based upon a formula using subscriber revenue achieved for a specified time period.

The Company's Compensation Committee has the discretion to increase or decrease the Modifier by 20% and also may extend the deadlines for satisfaction of the vesting conditions in the event that a renewal of the distribution agreements is delayed for factors beyond the control of the Company. If the Company terminates employment without cause or Mr. Schleiff terminates for good reason within 90 days prior to a vesting date for Performance RSUs, the Performance RSUs will vest as though Mr. Schleiff were still employed by the Company on that vesting date.   All RSUs vest immediately upon involuntary termination without cause or termination for good reason if a change in control occurs 90 days prior to or 90 days after such termination.

Share Appreciation Rights Agreement

Under Share Appreciation Rights Agreement dated October 3, 2006, the Company has agreed to grant stock appreciation rights ("SARs") to Mr. Schleiff upon occurrence of certain events. The value of each SAR corresponds to the value of one share of Class A common stock and will be settled at the Company's discretion in Class A common stock or cash. SARs will be granted during the term of employment the day after the fair market value of the Company's stock reaches the "threshold price" and stays at the threshold price or higher for 60 consecutive calendar days. SARs will then be granted each time that the fair market value of the Company's stock increases another incremental five dollars over the previous price at which an SAR grant was triggered and stays at such price or higher for 60 consecutive calendar days. Upon the occurrence of each event which triggers an SAR grant, Mr. Schleiff will be granted that number of SARs with a value equal to 0.8% of the Enterprise Growth as of the grant date divided by the triggering Company stock price. "Enterprise Growth" equals the increase in market capitalization (compared to the market capitalization based on the Start Price or the last price triggering a grant of an SAR), adjusted upward or downward by the amount of debt incurred or paid down since the Start Date or last trigger date, as applicable. "Threshold price" shall mean the average of the fair market value for the 5 business days prior to the date of announcement of Mr. Schleiff's employment (i.e., October 4, 2006) ("Start Price") plus five dollars.

In the event of a change in control of the Company, then as of the change in control, (i) if there has been no prior SAR trigger and the change in control price (price of the Company's stock less transaction costs and certain other amounts) exceeds the Start Price, then Mr. Schleiff shall be granted that number of SARs equal to 0.8% of the Enterprise Growth divided by the change in control price; or (ii) if there has been a previous SAR trigger and the change in control price exceeds the previous SAR trigger, then Mr. Schleiff shall be granted that number of SARs equal to 0.8% of the Enterprise Growth divided by the change in control price. If Mr. Schleiff's employment is terminated without cause by the Company or by him for good reason or because of his death or disability, and if a change in control occurs within 90 days after the termination of employment or an agreement that will result in a change of control is executed prior to the termination and the change of control occurs within 180 days after the termination, Mr. Schleiff will receive a grant of SARs on the basis described above.

SARs will vest upon the earlier of (i) 3 years of employment after the grant date, (ii) termination of employment without cause by the Company, (iii) termination by Mr. Schleiff for good reason or (iv) upon a change in control of the Company. The Company at its discretion may settle SARs in cash or in stock.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)        On October 3, 2006, Mr. Schleiff, 58, has been appointed as the Company's President and Chief Executive Officer and elected as a director. The material terms of Mr. Schleiff's Employment Agreement and other agreements are summarized in Item 1.01 of this Report on Form 8-K.

Mr. Schleiff served as chairman and CEO of Court TV from 1999 through 2006. Before joining Court TV, Mr. Schleiff held executive positions at Home Box Office, Inc., Viacom, Inc. and Studios USA.

Mr. Schleiff does not have any family relationship with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.

Date: October 06, 2006	By:	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release issued on October 4, 2006.